UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2011
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

On December 21, 2011, EMCORE Corporation (the “Company”) and Wells Fargo Bank National Association (“Wells Fargo”) entered into a First Amendment (the “Amendment”) to that Credit and Security Agreement, dated November 11, 2010 , between Wells Fargo and the Company (the “Loan Agreement” and, as amended by the Amendment, the “Amended Loan Agreement”). The Amendment amended the Loan Agreement by, among other things, increasing the potential borrowing base by up to $10.0 million by adding new assets in the borrowing base calculation, temporarily raising the interest rate on borrowings under the credit facility, reducing the minimum liquidity requirement by $4.0 million, and modifying certain financial covenants. The maximum potential borrowing remains at $35.0 million.

The Amendment provides that the borrowing base will be increased by up to $10.0 million by adding machinery and equipment, as well as the real estates residing in the U.S. and owned by the Company, based on the appraised value and the terms of inclusion. The Loan Agreement will return to its full previous terms on the earlier of (i) December 31, 2012, or (ii) the date that the Company receives insurance proceeds of not less than $30.0 million in the aggregate applicable to the previously-reported flooding of the Company’s primary contract manufacturer in Thailand.

The Amendment also temporarily reduces the Company’s minimum liquidity requirement from $7.5 million to $3.5 million, below which certain financial covenants are triggered, which relate to minimum tangible net worth, minimum EBITDA amounts and limitations on capital expenditures.  The loan continues to be secured by substantially all of the Company’s assets located in the United States and is guaranteed by certain of its subsidiaries. In connection with the Amendment, the Company also entered into a deed of trust and assignment of rents as additional security for the loan. Except as expressly amended by the Amendment, the Loan Agreement remains in full force and effect.

For the period beginning on January 1, 2012 and ending on December 31, 2012, the Amendment raises the interest rate for each loan under the revolving credit facility to a rate per annum equal to the daily three month LIBOR rate for the applicable period plus 4.00%.  So long as the Company is not in default under the Amended Loan Agreement on January 1, 2013, the floating interest rate shall be reduced to the previous interest rate per annum equal to the daily three month LIBOR rate for the applicable period plus 3.00%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which the Company intends to file with the Securities and Exchange Commission ("SEC") as an exhibit to its quarterly report on Form 10-Q for the quarter ended December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: December 28, 2011	By: /s/ Hong Q. Hou, Ph.D.
Name: Hong Q. Hou, Ph.D.
Title: Chief Executive Officer